UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2008

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2008, we entered into a First Amended and Restated Advisory Agreement with Grubb & Ellis Apartment REIT Advisor, LLC, or our advisor. The First Amended and Restated Advisory Agreement was entered into in order to further amend and restate the current advisory agreement which was entered into between us and our advisor on July 19, 2006, amended on November 16, 2006, and renewed on July 12, 2007. The material terms of the First Amended and Restated Advisory Agreement reflect: (i) our name change from NNN Apartment REIT, Inc. to Grubb & Ellis Apartment REIT, Inc., and the name change of our advisor from NNN Apartment REIT Advisor, LLC to Grubb & Ellis Apartment REIT Advisor, LLC; (ii) the continuation of our advisor’s services for a period of one year; (iii) the change of the term for the fee we pay to our advisor or its affiliate from a "Real Estate Commission" to an "Acquisition Fee"; (iv) the change in the amount of the property management fee we pay to our advisor or its affiliate from "equal to 4.0%" to "up to 4.0%"; and (v) a change to the provision regarding our corporate name, which permits us to use our sponsor’s name while our sponsor or one of its affiliates is retained by us as our advisor, to reflect that our sponsor is now Grubb & Ellis Company.

The material terms of the First Amended and Restated Advisory Agreement are qualified in their entirety by the agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On June 25, 2008, our Board of Directors adopted an Audit Committee Charter. The Audit Committee Charter provides certain guidelines under which our Audit Committee operates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 First Amended and Restated Advisory Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC, dated July 18, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

July 21, 2008	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	First Amended and Restated Advisory Agreement by and between Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Apartment REIT Advisor, LLC, dated July 18, 2008